Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in this proxy statement/prospectus filed February 16, 2024.

The following unaudited pro forma condensed combined financial statements of Digital World present the combination of the historical financial information of Digital World and TMTG adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the historical unaudited condensed balance sheet of Digital World as of December 31, 2023 with the historical unaudited condensed consolidated balance sheet of TMTG as of December 31, 2023 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical audited statement of operations of Digital World for the year ended December 31, 2023 and the historical audited consolidated statement of operations of TMTG for the year ended December 31, 2023 as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2023, the beginning of the period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Digital World as of and for the year ended December 31, 2023 and the related notes thereto, included elsewhere in this Form 8-K;

•	the historical audited consolidated financial statements of TMTG as of and for the year ended December 31, 2023 and the related notes thereto, included elsewhere in this Form 8-K; and

•
the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital World,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TMTG,” and other financial information relating to Digital World and TMTG included elsewhere in this Form 8-K

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and convertible notes issuances based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

On October 20, 2021, Digital World entered into the Merger Agreement with Merger Sub, TMTG, ARC Global Investments II, LLC and TMTG’s General Counsel, as amended on May 11, 2022, August 9, 2023 and September 29, 2023. Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, upon the Closing, Merger Sub will merge with and into TMTG, with TMTG surviving as a wholly owned subsidiary of Digital World, and with TMTG’s stockholders receiving 87,500,000 shares of Digital World Class A common stock (excluding 40,000,000 Earnout Shares), subject to certain adjustments and earnout provisions, in exchange for TMTG common stock, which is in substance, a continuation of the TMTG shareholders’ equity interests in the TMTG business, plus up to an additional 7,854,534 shares of New Digital World common stock to be issued upon conversion of outstanding TMTG Convertible Notes immediately prior to the Effective Time. Upon the Closing, Digital World changed its name to Trump Media & Technology Group Corp.

The Merger closed on March 26, 2024.

Pursuant to the existing Digital World Charter, public stockholders were offered the opportunity to redeem, upon the closing of the merger, shares of Digital World Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). The unaudited pro forma condensed combined information contained herein assumes that Digital World stockholders approve the Business Combination. Digital World’s public stockholders may elect to redeem their Class A common stock for cash even if they approve the Business Combination. In connection with the merger, shareholders exercised their right to redeem 4,939 shares.

TMTG is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2023
(in thousands)

	TMTG	Digital	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,573	$395	$310,623	A	$276,273
			(10,063)	B
			(39,219)	C
			(53)	I
			(46,884)	J
			7,455	K
			50,000	L
			1,446	M
Prepaid expenses and other current assets	328				328
Accounts receivable	81				81
Total current assets	2,982	395	273,305		276,682

Non-current assets:
Prepaid expenses					-
Cash & marketable securities held in Trust Acct		310,623	(310,623)	A	-
Property and equipment, net	29				29
Right of use asset	353				353
Total non-current assets	382	310,623	(310,623)		382
TOTAL ASSETS	3,364	311,018	(37,318)		277,064

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	1,601				1,601
Accrued expenses		47,105	(46,884)	J	221
Franchise tax payable		458			458
Income tax payable		1,790			1,790
Convertible notes	42,416		(49,871)	E	50,000
			7,455	K
			50,000	L
			1,446	M
			(1,446)	Q
Working capital loans		2,399	(2,399)	Q	-
Notes payable - Sponsor		3,883	(3,883)	Q	-
Notes payable		500	(500)	Q	-
Advances - related parties		41			41
Derivative liability	17,283		(17,283)	E	-
Unearned revenue	4,413				4,413
Current portion of Operating lease liability	160				160
Total current liabilities	65,873	56,176	(63,365)		58,684

Non-current liabilities:
Deferred underwriting commission		10,063	(10,063)	B	-
Convertible notes	2,931		(2,931)	E	-
Derivative liability	1,120		(1,120)	E	-
Long-term Operating lease liaiblity	202				202
Total non-current liabilities	4,253	10,063	(14,114)		202
TOTAL LIABILITIES	70,126	66,239	(77,479)		58,886

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Class A common stock subject to possible redemption		308,645	(308,645)	D	-

Stockholders’ equity (deficit):
Series A convertible preferred stock					-
Common stock			9	F	15
			3	D
			1	G
			2	E
Class A common stock		-

Class B common stock		1	(1)	G	-
Additional paid-in capital		-	308,642	D	596,902
			(9)	F
			(63,867)	H
			(53)	I
			(39,219)	C
			71,203	E
			8,228	Q
			16,890	N
			262,888	P
			32,200
Accumulated deficit	(66,762)	(63,867)	63,867	H	(378,740)
			(16,890)	N
			(262,888)	P
			(32,200)	O

Total shareholders’ equity (deficit)	(66,762)	(63,866)	348,806		218,178
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	3,364	311,018	(37,318)		277,064

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	TMTG	Digital World	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Net sales	$4,131	$-	$-		$4,131
Cost of revenue	165	-	-		165
Gross profit	3,966	-	-		3,966

Operating costs and expenses:
Research and development	9,716				9,716
Sales and marketing	1,280				1,280
Legal investigations		20,753			20,753
General and administrative	8,938	12,523	102,991	EE	124,452
Total operating costs and expenses	19,934	33,276	102,991		156,201
Loss from operations	(15,968)	(33,276)	(102,991)		(152,235)

Other income (expense):
Interest expense	(39,429)		39,429	AA	54,000
			54,000	DD
Change in fair value of derivative liability	(2,792)		2,792	CC	-
Insurance recoveries		1,081			1,081
Interest income on Trust Account		13,853	(13,853)	BB	-
Total other income (expense)	(42,221)	14,934	82,368		55,081
Net income (loss) before income tax provision	(58,189)	(18,342)	(20,623)		(97,154)
Income tax provision	(1)	(3,549)			(3,550)
Net income (loss)	(58,190)	(21,891)	(20,623)		(100,704)

	TMTG	DWAC	Pro Forma
	(Historical)	(Historical)	Combined
Weighted average shares outstanding - Common stock	100,000,000	-	137,051,068
Basic and diluted net loss per share - Common stock	(0.58)	-	(0.73)
Weighted average shares outstanding - Class A common stock	-	30,009,362	-
Basic and diluted net loss per share - Class A common stock	-	(0.59)	-
Weighted average shares outstanding - Class B common stock	-	7,187,338	-
Basic and diluted net loss per share - Class B common stock	-	(0.59)	-

(in thousands, except share and per share data)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Merger

On October 20, 2021, Digital World entered into a merger agreement with Merger Sub, TMTG, ARC Global Investments II, LLC and TMTG’s General Counsel. The Merger Agreement. Pursuant to the Merger Agreement, as amended, and subject to the terms and conditions set forth therein, upon the Closing, Merger Sub will merge with and into TMTG, with TMTG surviving as a wholly owned subsidiary of Digital World, and with TMTG’s stockholders receiving 87,500,000 shares of New Digital World common stock (excluding 40,000,000 Earnout Shares), subject to certain adjustments and earnout provisions, in exchange for TMTG common stock, which, is in substance, a continuation of the TMTG shareholders’ equity interests in the TMTG business, plus up to an additional 7,854,534 shares of New Digital World common stock to be issued upon conversion of outstanding TMTG Convertible Notes immediately prior to the Effective Time. At Closing, Digital World changed its name to Trump Media & Technology Group Corp.

Pursuant to the existing Digital World Charter, public stockholders were offered the opportunity to redeem, upon the closing of the merger, shares of Digital World Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). The unaudited pro forma condensed combined information contained herein assumes that Digital World stockholders approve the Business Combination. Digital World’s public stockholders may elect to redeem their Class A common stock for cash even if they approve the Business Combination. In connection with the merger, shareholders exercised their right to redeem 4,939 shares.

The Merger closed on March 26, 2024.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Digital World and TMTG include transaction accounting adjustments to illustrate the estimated effect of the Business Combination, the private placement and certain other adjustments to provide relevant information necessary for an understanding of the combined company upon consummation of the transactions described herein.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because TMTG is the operating company and has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), while Digital World is a blank check company. The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration:

•	The pre-combination equity holders of TMTG will hold the majority of voting rights in Combined Entity;

•	The pre-combination equity holders of TMTG will have the right to appoint the majority of the directors on the Combined Entity Board;

•	TMTG senior management (executives) will be the senior management (executives) of the Combined Entity; and

•	Operations of TMTG will comprise the ongoing operations of Combined Entity.

Under the reverse recapitalization model, the Business Combination will be treated as TMTG issuing equity for the net assets of Digital World, with no goodwill or intangible assets recorded.

The unaudited pro forma combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given TMTG incurred losses during the historical period presented.

Note 3 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2023 are as follows:

(A)
Reflects the reclassification of $310.6 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of $10.1 million of deferred underwriters’ fees. The fees will be paid at the Closing out of the Trust Account.

(C)	Represents post December 31, 2023 transaction costs totaling $32.8 million, which include legal, accounting, advisory and consulting fees

(D)	Reflects the reclassification of approximately $308.6 million of Class A shares subject to possible Redemption to permanent equity.

(E)	Reflects the conversion of TMTG Convertible Notes to shares of stock. The shares automatically convert upon the Closing.

(F)	Represents the issuance of 87.5 million shares of the post-combination company’s common stock to TMTG equity holders as consideration for the reverse recapitalization.

(G)	Reflects the conversion of Digital World Class B shares held by the initial shareholders to Class A shares.

(H)	Reflects the reclassification of Digital World’s historical accumulated deficit.

(I)	Reflects the actual redemption of 4,939 shares for $53,100.

(J)	Reflects the settlement of Digital World liabilities, including $18 million for the SEC settlement.

(K)	Reflects the proceeds from the post balance sheet date issuance of TMTG Convertible Notes.

(L)
Reflects proceeds of $50 million from the issuance of Digital World Alternative Financing Notes. The notes bear interest at 8% and are convertible into Working Capital Units at $8.00 per unit. Each unit consist of one share of Digital World Class A common stock and one-half Warrant. Each warrant is exercisable for one share at $11.50. The Digital World Alternative Financing Notes include a beneficial conversion feature as the market value of the share exceeded the conversion price on the date of issuance.

(M)
Reflects the proceeds from the post balance sheet date issuance of additional Digital World Convertible Notes. The Digital World Convertible Notes bear no interest and are convertible into Working Capital Units at $8.00 or $10.00 per unit, subject to the terms and conditions of the applicable note. Each unit consist of of one share of Digital World Class A common stock and one-half Warrant. Each warrant is exercisable for one share at $11.50. The Digital World Convertible Notes include a beneficial conversion feature as the market value of the Digital World Public Units exceeded the conversion price on the date of issuance.

(N)	Reflects the compensation expense related to convertible notes issued to Digital World directors and officers.

(O)	Reflects the compensation expense related to convertible notes issued to TMTG officers and strategic partners.

(P)	Reflects estimated fair value of the TMTG earnout shares.

(Q)	Reflects the conversion of Digital World Convertible Notes to shares of stock.

Note 4 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2022 are as follows:

(EE) Reflects transaction costs, which include legal, accounting, advisory and consulting fees and $18 million for the SEC settlement.

(BB) Reflects the elimination of investment income in the trust.

(AA) Reflects the elimination of interest expense for the TMTG Convertible Notes.

(CC) Reflects the elimination of change in fair value for the TMTG Convertible Notes.

(DD) Reflects interest expense of $4 million on the Digital World Convertible Notes described in Note 3(M) above at 8% and interest expense of $50.0 million on the Digital World Convertible Notes described in Note 3(M) above for the amortization of the beneficial conversion feature.

Note 5 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

Presented below are the components of shares outstanding for purposes of calculating earnings per share as of December 31, 2023.
SPAC public shareholder shares	28,710,658
SPAC private placement shares	1,133,484
Underwriter IPO shares	143,750
Escrow - Indemnification	614,640
Escrow - sponsor	3,579,480
Escrow - non sponsor	1,087,553
Convertible notes	1,709,145
Directors and Officers convertible notes	965,125
SPAC sponsor promote (primarily Founder Shares)	9,649,012
Rollover equity shares for TMTG shareholders	86,885,360
TMTG convertible note shares	7,854,534
Total	137,051,068

Shares held in escrow are subject to forfeiture upon conclusion of the underlying contingency. As such they are excluded from the calculation of earnings per shares. As a result, the shares used to calculate earnings per share are 137,051,068.

Presented below are the components of potentially dilutive shares outstanding for purposes of calculating earnings per share as of December 31, 2023.
Private placement convertible notes and warrants	12,425,500
Public warrants	14,375,000
Private warrants	566,742
Potential TMTG Earnout Shares	40,000,000
Total	67,367,242

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